STOCK PURCHASE AGREEMENT

      AGREEMENT dated this 1st day of July 1997, among MACE SECURITY INTERNATIONAL, INCORPORATED, a Delaware corporation with a principal place of business in Bennington, Vermont ("MSI"), MSP, INC., a Colorado corporation with a principal place of business in Aurora, Colorado ("MSP") and HOWARD S. EDELMAN of Aurora, Colorado ("Edelman").

                              PRELIMINARY STATEMENT

      WHEREAS, MSI is engaged in the manufacture, distribution, marketing and sales of personal security devices and services; and

      WHEREAS, Edelman owns or controls all the outstanding stock of certain four Colorado corporations, each of which corporations is engaged in the manufacture, distribution, marketing and sales of personal security devices and services; and

      WHEREAS, these certain four corporations are Safetynet International, Ltd.; Help Fight Crime, Ltd.; DTV Marketing, Inc.; and Global International Security, Ltd. (hereinafter collectively, the "four Colorado corporations"); and

      WHEREAS, MSP will acquire certain assets of the said four Colorado corporations; and

      WHEREAS, these four said Colorado corporations will be dissolved; and

      WHEREAS, MSP will enter into employment contracts with certain key personnel; and

      WHEREAS, MSI desires to acquire ownership of MSP; and

      WHEREAS, Edelman desires to be an employee of MSI to develop a franchise program for MSI; and

      WHEREAS, 26,000 shares of MSP common stock shall be issued, transferred or assigned to MSI in consideration for 80,000 shares of MSI common stock, which MSI shall transfer to Edelman; and

      WHEREAS, it is desired that the transfer of stock and MSI's attendant acquisition of MSP be contingent upon MSP's performance over a one-year period commencing July 1, 1997 and certain other conditions as set forth herein; and

      WHEREAS, MSI will issue, transfer or assign 15,000 shares of MSI common stock to Edelman if MSP's performance over a one-year period commencing July 1, 1997 meets certain criteria as set forth herein;

      IT IS THEREFORE AGREED AS FOLLOWS:

      1. Simultaneously with the signing of this Agreement, the parties shall execute an Escrow Agreement in form attached hereto as Exhibit A and there shall be delivered to the Escrow Agent stock certificates issued to Howard Edelman, to which Edelman shall have attached stock powers endorsed in blank for: (1) 80,000 shares of MSI common stock, and (2) 15,000 shares of MSI common stock. Edelman shall have all the privileges and restrictions of ownership, including the right to vote such shares and to collect dividends thereon.

      2. Simultaneously with the signing of this Agreement, 26,000 shares of MSP common stock shall be issued, transferred or assigned to MSI. MSI shall deliver to the Escrow Agent, the certificate for said MSP stock, with a stock power endorsed in blank


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

attached to the certificate. MSI shall have all the privileges and restrictions of ownership, including the right to vote such shares and to collect dividends thereon.

      3. All the certificates are to be held in escrow with the Escrow Agent pending a determination of MSP's pre-tax net profit ("the determination") for the one-year period commencing July 1, 1997 ("one-year period"). The determination shall be by audit if MSI so elects. The determination shall be performed by MSI's then auditor in accordance with MSI's standard accounting practices and shall commence at the end of the one-year period.

            (a) For purposes of this Agreement the term "pre-tax net profit" shall mean: Pre-tax income determined in accordance with GAAP; excluding salary paid or payable to Edelman, if any, and sales of assets other than in the ordinary course of operations.

      4. Provided all the terms and conditions of this Agreement are met and if MSP's pre-tax net profit for the one-year period is more than $25,000, the Escrow Agent, in accordance with the escrow agreement, shall deliver the certificate and stock power for the MSP stock to MSI and deliver the certificate, with stock power endorsed in blank attached, for 80,000 shares of MSI common stock, to Edelman.

      5. Edelman, as the sole shareholder of MSP, hereby grants to MSI the option to sell to Edelman all shares of MSP common stock purchased by MSI under this Agreement (the "Put"). The Put shall be exercisable if, and only if, the pre-tax net profit of MSP for the one-year period is $25,000 or less. The Put shall be exercised within thirty (30) days of receipt by MSI of the calculation of pre-tax net profit as provided herein, by written notice to Edelman and the Escrow Agent. The Put consideration shall equal 80,000 shares of MSI


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

common stock. The Escrow Agent shall administer the Put exercise by delivering to MSI the Put consideration and by delivering to Edelman the shares of common stock of MSP purchased by MSI hereunder.

      6. {Reserved}

      7. Provided all the terms and conditions of this Agreement are met and if the auditor's report states that MSP's pre-tax net profit for the one-year period exceeds $100,000, the Escrow Agent, in accordance with the escrow agreement, shall deliver to Edelman the certificate, with stock power endorsed in blank attached, for the 15,000 shares of MSI common stock. If all the terms and conditions of this Agreement are met, but MSP's net pre-tax profit is $100,000 or less, the Escrow Agent shall, in accordance with the escrow agreement deliver said certificate, with stock power endorsed in blank attached, for the 15,000 shares to MSI.


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

      8. (a) Funds loaned by MSI to MSP shall be repaid upon the terms and conditions set forth in such loans and, in addition, if MSI exercises the Put provided in Paragraph 5 hereof, MSP shall pay the amount of any pre-tax net profit earned by MSP during the one-year period to MSI within six months of the exercise of the Put, or if MSP sustains a pre-tax net loss, MSI shall pay the same to MSP within six months.

            (b) If MSI provides funds to MSP, other than by loan, during the period of combined operations, and if MSI exercises the Put provided in Paragraph 5 hereof, all tangible assets of MSP then in existence (for example, and not limitation, cash, accounts receivable and equipment, except for the recorded value of those assets owned by MSP at the time of execution of this Agreement, as set forth in schedule D, shall be conveyed, transferred and paid to MSI within six months of the exercise of said Put provided in Paragraph 5 hereof. In lieu of all tangible assets, MSI, in its sole discretion, may elect to accept the cash value of said tangible assets.

      9. Notwithstanding any term, condition, representation or warranty contained herein to the contrary, all stocks shall be issued, transferred and assigned in accordance with all federal and state laws, regulations, and restrictions.

      10. If MSI exercises the Put provided in Paragraph 5, the Escrow Agent, in accordance with the escrow agreement, shall deliver the certificate and stock power for the MSP stock to Edelman and all the certificates, with stock power endorsed in blank attached, for MSI stock to MSI.

      11. The current officers and directors of MSP shall resign upon the transfer of MSP's stock to MSI. A special stockholders meeting shall thereupon be held at which meeting MSI agrees to cause the election of Jon Goodrich, as Chairman and Director of MSP


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

and such other the members of the Board of Directors as required by law or as the stockholder deems appropriate. The Board of Directors shall elect Edelman President of MSP; Sherri Kononov Secretary/Treasurer of MSP and such other officers as the Board deems appropriate. Edelman will receive no compensation for his services as President or for any other position with or office of MSP to which he may be elected or appointed.

      12. MSI and Edelman will enter into an employment agreement in the form of Exhibit B. Edelman's primary responsibility as an employee of MSI will be to develop a franchise program for MSI. Said franchise program and all related materials, whether tangible or intellectual property, developed by Edelman during the term of his employment by MSI shall be the sole and exclusive property of MSI.

      13. Edelman will execute non-disclosure, non-compete and confidentiality in the form of Exhibit C, attached hereto.

      14. Representations and Warranties by MSP and Edelman. MSP and Edelman jointly and severally represent and warrant to MSI, from the date hereof as follows:

            (a) MSP and each of the said four Colorado corporations is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is qualified to conduct business as it is presently conducted. MSP has the corporate power and is duly authorized to carry on its business where and as now conducted and to own, lease, use and operate its properties as it now does.

            (b) Each of MSP and Edelman has full authority and capacity to enter into and to perform this Agreement in accordance with its terms and is not bound by or subject to any contractual or other obligation that would be violated by the execution or performance of this

Agreement, and this Agreement is valid and binding upon MSP and Edelman in accordance with its terms.

            (c) MSP and each of the said four Colorado corporations has filed all federal, state and local income, employment and other tax returns required to be filed by it on or before the dates on which such returns were due to be filed. MSP and each of the said four Colorado corporations has paid all taxes of any nature for which each is responsible, except for taxes which are not yet due and payable as of the date hereof. There are no claims pending or threatened against MSP or any of the said four Colorado corporations for unpaid taxes, there are no outstanding waivers or agreements by MSP or any of the said four Colorado corporations for the extension of time for the assessment of any tax. Neither the Internal Revenue Service nor any state agency has conducted a tax audit or examination of MSP or any of the said four Colorado corporations for any past year and no deficiencies in taxes or any other governmental charges have been claimed, proposed or assessed against MSP or any of the said four Colorado corporations and no facts exist or have existed which would constitute a basis for assessment of liability for any tax or any other governmental charges against MSP or any of the said four Colorado corporations.

            (d) MSP is authorized to issue only common stock and to issue no more than 50,000 shares of common stock. 26,000 shares of MSP stock have been issued or are outstanding. Simultaneously with the execution of this Agreement, 26,000 shares of MSP common stock shall be issued, transferred or assigned to MSI for $1. Said stock is free and clear of all claims, liens or other encumbrances at the time said stock is issued, transferred or assigned to MSI.

            (e) There are no outstanding: (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of MSP; (b) options, warrants, subscriptions or other rights to acquire stock or other equity interests of MSP; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by MSP of any stock or other equity interests of MSP.

            (f) Within 30 days of the date hereof or such additional time as is agreeable to MSI, Edelman will cause to have the said four Colorado corporations to transfer to MSP all right, title and interest to the assets listed in Schedule D of each of the said four Colorado corporations, free and clear of claims, liens or other encumbrances for $1 to each corporation.

            (g) MSP will acquire all right, title and interest to the assets listed on Schedule D of the said four Colorado corporations, free and clear of claims, liens or other encumbrances in forms and upon terms and conditions acceptable to MSI.

            (h) Prior to the end of the one year period, Edelman will cause to have the said four Colorado corporations dissolved in accordance with all federal and state laws, regulations and rules.

            (i) MSP will enter into employment contracts and confidentiality and non-compete agreements with certain key personnel of the said four Colorado corporations, in forms and upon terms and conditions acceptable to MSI. Said key personnel are identified in Schedule E.


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

            (j) There is no litigation, proceeding or governmental investigation pending or threatened and there is no order, injunction or decree outstanding against or relating to MSP, any of the said four Colorado corporations or Edelman, or the property, assets or businesses of MSP, any of the said four Colorado corporations or Edelman which could have an adverse affect on the transactions contemplated by this agreement or which seeks to enjoin or prohibit the consummation of all or any of the transactions contemplated by the agreement. Neither MSP, any of the said four Colorado corporations nor Edelman, knows or has reasonable grounds to know of any basis for any such litigation, proceeding or governmental investigation. Neither MSP, any of the said four Colorado corporations, nor Edelman is in violation of any applicable law, regulation, ordinance, order, injunction or decree, or any other requirement of any governmental body or court relating to the property or business of MSP, any of the said four Colorado corporations or Edelman. Neither MSP, any of the said four Colorado corporations, nor Edelman knows or has reasonable grounds to know of any factors or the occurrence of any event which might form the basis for any claim against MSP, any of the said four Colorado corporations or Edelman not fully covered by insurance.

            (k) All statements contained in any exhibit, schedule, certificate or other document delivered by or on behalf of MSP, any and all of the said four Colorado corporations or Edelman pursuant to this Agreement or in connection with the transaction contemplated hereby shall be deemed representations and warranties hereunder by MSP and Edelman. No representation or warranty by MSP or Edelman in this Agreement or in any schedule, exhibit, certificate or other document, in whatever form, delivered or to be delivered by MSP, any of the said four Colorado corporations or Edelman pursuant to this Agreement, or in connection with the transaction contemplated hereby contains or will contain any untrue


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

statement of material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

            (l) Neither Edelman nor MSP has employed any financial advisor, broker or finder, and none of them has incurred or will incur any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

      15. Representations and Warranties by MSI. MSI represents and warrants to MSP and Edelman as follows:

            (a) MSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to conduct its business as it is presently conducted. MSI has the corporate power and is duly authorized to carry on its business where and as now conducted and to own, lease, use and operate its properties as it now does.

            (b) MSI has full authority and capacity to enter into and to perform this Agreement in accordance with its terms and is not bound by or subject to any contractual or other obligation that would be violated by the execution or performance of this Agreement, and this Agreement is valid and binding upon MSI in accordance with its terms.

            (c) All statements contained in any exhibit, schedule, certificate or other document delivered by or on behalf of MSI pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to representations and warranties hereunder by MSI. No representation or warranty by MSI and this Agreement or any exhibit, schedule, certificate or other document to be delivered by MSI pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue


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

statement of material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

      16. Conditions to Delivery of the Escrowed Certificates.

      (I) The delivery of the certificates held in escrow and all obligations of MSI pursuant to this Agreement shall be conditioned upon the following:

            Unless waived by MSI in writing, all representations and warranties of MSP, the said four Colorado corporations and Edelman in Paragraph 14 as stated above, shall be true in all material respects as of the end of the one year period and MSI shall have received a confirmation from Edelman as President of MSP in form acceptable to MSI and its counsel to that affect.

      (II) The delivery of the certificates held in escrow and all obligations of MSP and Edelman pursuant to this Agreement shall be conditioned upon the following:

            Unless waived by MSP in writing, all representations and warranties of MSI set forth herein shall be true as of the end of the one year period.

      17. Deliveries to be Made By the Parties. MSI and MSP shall deliver to each other documents, certificates and other instructions set forth in this section:

            (a) MSI's Deliveries. MSI shall deliver to MSP the following:

                  (i) Simultaneously with the execution of this Agreement, a copy of the resolutions of the directors of MSI certified by its corporate secretary or assistant secretary as having been duly and validly adopted and as being in full force and effect as of the date of this Agreement authorizing the execution and delivery by MSI of this Agreement and other agreements and instruments to be executed and delivered by MSI as provided herein and the performance by MSI of the transactions contemplated hereby. MSI shall


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

deliver to the Escrow Agent stock certificates issued to Howard S. Edelman transferring: (1) 80,000 shares of MSI common stock, and (2) 15,000 shares of MSI common stock. MSI shall deliver to the Escrow Agent, a certificate for 26,000 shares of MSP common stock, with a stock power endorsed in blank attached to the certificate.

            (b) MSP's Deliveries.

      MSP shall deliver to MSI the following documents:

                  (i) Simultaneously with the execution of this agreement, a copy of the resolutions of the incorporator and directors of MSP certified by its corporate clerk or assistant clerk as having been duly and validly adopted and as being in full force and effect and authorizing the execution and delivery by MSP of this Agreement and such other agreements and instruments to be executed and delivered by MSP as provided herein and the performance by MSP of the transactions contemplated hereby.

                  (ii) In form satisfactory to MSI, copies of the votes and resolutions of the stockholders and directors of each of the said four Colorado corporations certified by its corporate clerk or assistant clerk as having been duly and validly adopted and as authorizing the sale, transfer and delivery of the assets listed in Schedule D to MSP and such other agreements and such other instruments to be executed and delivered by each of the said four Colorado corporations as provided herein and the performance by each of the said four Colorado corporations of the transactions contemplated hereby.


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

                  (iii) In form satisfactory to MSI, a copy of each employment agreement and confidentiality and non-compete agreement for each of the key personnel identified in Schedule E.

                  (iv) No later than the end of the one year period, in form satisfactory to MSI, copies of the votes and resolutions of the stockholders and directors of each of the said four Colorado corporations certified by its corporate clerk or assistant clerk as having been duly and validly adopted and as authorizing the dissolution of each of the said four Colorado Corporations and documentation that the said four Colorado corporations have been dissolved in full compliance with Colorado law and such other laws as may apply.

                  (v) In form satisfactory to MSI, documentation that all laws, including, but not limited to the bulk sales laws of the state of Colorado, have been complied with in respect to the sales of assets of the said four Colorado corporations listed in Schedule D to MSP.

                  (vi) Unless MSI otherwise agrees in writing, if a vote of the shareholders or directors of any of the said four Colorado corporations, contemplated or required by this Agreement, is other than unanimous, no later than the end of the one year period, in forms satisfactory to MSI, releases executed by each shareholder or director, as the case may be, of the corporation which produced the other than unanimous vote, releasing MSI and MSP from any all liability in connection with or arising out of the subject matter of the vote and transactions contemplated by this Agreement.

            (c) Edelman's Deliveries.

      Simultaneously with the signing of this Agreement, Edelman shall deliver to the Escrow Agent certificate transferring, assigning or issuing said MSP stock to MSI; Edelman


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

shall deliver to the Escrow Agent stock powers endorsed in blank to be attached to the certificates: (1) 80,000 shares of MSI common stock, and (2) 15,000 shares of MSI common stock; Edelman shall execute and deliver the aforementioned Employment Agreement and Confidentiality and Non-Compete Agreement.

      18. Indemnification by MSP and Edelman. Each of MSP and Edelman shall jointly and severally Indemnify, defend and hold MSI and its officers, directors, stockholders, agents, employees, representatives, successors and assigns (collectively the "MSI Indemnified Parties") harmless from any and all damages, losses, costs, obligations, claims, demands, assessments, judgments or liabilities (whether based on contract, tort product liability, strict liability or otherwise) including taxes and all expenses, including without limitation, interest, penalties and reasonable attorneys' and accountants' fees and disbursements (collectively "Damages") incurred by any of the MSI Indemnified Parties resulting from or in connection with any or more of the following:

            (a) Any misrepresentation, breach of warranty or failure to perform any covenant or agreement made or undertaken by MSP, any of the said four Colorado corporations or Edelman in this Agreement or in any other document delivered to MSI pursuant to this Agreement.

            (b) Any and all commitments, agreements, debts, liabilities and other obligations of MSP, the said four Colorado corporations or Edelman, whether accrued, absolute, contingent or otherwise, whether known or unknown, and whether or not disclosed in this Agreement.


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

            (c) Any transaction, event, act or omission which occurred on or prior to the execution of this Agreement which relates to the operation and conduct of business of MSP or any of the said four Colorado corporations.

            (d) Termination of any one or more of MSP's employees.

            (e) Any one or more benefit or retirement plans maintained by MSP, any of the said four Colorado corporations and any claims under any such benefit or retirement plans.

            (f) Any failure of MSP, any of the said four Colorado corporations or Edelman to pay all of its liabilities or other failure of MSP to take appropriate action which would make the transfers contemplated herein effective as against creditors of MSP, each of the said four Colorado corporations or Edelman and any claim by any creditor of MSP, any of the said four Colorado corporations or Edelman challenging the effectiveness of the transfers contemplated herein.

            (g) Any and all claims, actions, suits or proceedings brought or commenced by any former employee, contractor, consultant or principal of MSP or any of the said four Colorado corporations or any actions, suits, proceedings or claim incident to any of the foregoing.

            (h) Any action, suit, proceeding or claim incident to any of the matters referred to in this section.

      19. Indemnification by MSI. MSI shall indemnify, defend and hold harmless MSP and its officers, directors, shareholders, agents, employees, representatives, successors and assigns (collectively the "MSP Indemnified Parties") harmless from and against any and all


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

damages incurred by any of the MSP Indemnified Parties resulting from or in connection with any one or more of the following:

              (a) Any misrepresentation, breach of warranty or failure to perform any covenant or agreement made or taken by MSI in this Agreement or in any other agreement delivered to MSP pursuant to this Agreement.

      20. Severability. If any provision of this Agreement shall be deemed by any court having jurisdiction thereon to be invalid or unenforceable, the balance of this Agreement shall remain in effect. If any provision of this Agreement shall be deemed by any such court to be unenforceable because such provision shall be too broad in scope, such provision shall be construed to be limited in scope to the extent such court shall deem necessary to make it enforceable. If any provision shall be deemed inapplicable by any such court to any person or circumstances, it shall nevertheless be construed to apply to all other persons and circumstances.

      21. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

      22. Entire Agreement. This Agreement contains a complete statement of the undertakings between the parties with respect to its subject matter, cannot be changed or terminated orally, and supersedes all prior agreements and undertakings. There is no representation not set forth in this Agreement, including the schedules and exhibits hereto, which has been relied upon by the parties.

      23. Notice. Any notice, approval, consent or other communications under this Agreement shall be in writing and shall be considered given when (1) delivered personally, or


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

(2) mailed by registered or certified mail, return receipt requested, or (3) transmitted by telecopy with a confirming copy sent by overnight mail or courier service, return receipt requested, the parties at the addresses indicated below, or at such other address as a party may specify by notice to the others pursuant hereto. Notice given by a party's counsel shall be considered notice given by that party.

      If to MSI, to it at:

            Mace Security International, Incorporated
            160 Benmont Avenue
            Bennington, VT 05201

      If to MSP, any of the said four Colorado corporations or Edelman, to it or him at:

            10255 East 25th Avenue, Unit 9
            Aurora, CO 80010

      24. Modifications. This Agreement may not be modified except by a writing signed by all of the parties hereto.

      25. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

      26. Governing Law. This Agreement shall be governed and construed in accordance with the substantive law of the State of Vermont without giving effect to the conflicts or choice of law provisions of Vermont or any other jurisdiction and shall have the effect of a sealed instrument.

      27. No Waiver. Each party may, by written notice to the other parties hereto, (a) extend the time for performance of any obligation or other actions of such other party under this Agreement, (b) waive any inaccuracies in the representations and warranties, conditions or covenants of any such party contained in this Agreement, or (c) waive or modify a performance of any of the obligations of such other party under this Agreement.


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

Except as provided in the foregoing sentence, no waiver of performance or breach of or default under any condition or obligation here shall be deemed to be made a waiver of any performance or breach of or default under the same or any condition or obligation of this Agreement.

      Executed as of the date set forth above.


                                       MACE SECURITY INTERNATIONAL



/s/ Bonnie L. Sennett                  /s/ Jon Goodrich
-------------------------------        -------------------------------------
Witness                                By, Jon Goodrich
                                       President


                                       MSP, INC.


/s/ Norma Edelman                      /s/ Howard Edelman
-------------------------------        -------------------------------------
Witness                                By, Howard Edelman
                                       President



/s/ Norma Edelman                      /s/ Howard Edelman
-------------------------------        -------------------------------------
Witness                                Howard Edelman, Individually

                                    EXHIBIT A

                                ESCROW AGREEMENT

      AGREEMENT made this 1st day of July, 1997, by and between MACE SECURITY INTERNATIONAL, a Delaware corporation ("MSI"), MSP, INC., a Colorado corporation ("MSP"), and HOWARD S. EDELMAN, a natural person and resident of Aurora, Colorado ("Edelman") (all three, collectively, "the Parties").

      WHEREAS, the Parties entered into an Stock Purchase Agreement and an Employment Agreement dated July 1, 1997, pursuant to which MSI will acquire 26,000 of the shares MSP is authorized to issue and Edelman will receive a certain number of MSI shares and warrants; and

      WHEREAS, Mark S. Butterfield, Esq. of Rutland, Vermont, has agreed to serve as the Escrow Agent; and

      WHEREAS, MSI has agreed to deposit with the Escrow Agent a certain number of shares in MSP and MSI (as described below) upon the terms and conditions set forth herein.

      IT IS THEREFORE AGREED:

      1. Escrowed Documents

            (a) Simultaneously with the execution of this Escrow Agreement, MSI and Edelman have delivered to the Escrow Agent:

                  (i) A certificate for 80,000 shares of MSI common stock, issued to Howard Edelman, with stock power endorsed in blank attached;

                  (ii) A certificate for 15,000 shares of MSI common stock, issued to Howard Edelman, with stock power endorsed in blank attached;

                  (iii) A certificate for warrants to purchase 20,000 shares of MSI common stock, issued to Howard Edelman, with stock power endorsed in blank attached; and

                  (iv) A certificate for 26,000 shares of MSP common stock, issued to MSI, with stock power endorsed in blank attached.

      2. Terms of Escrow. The Escrow Agent shall hold all the documents mentioned in Paragraph 1 above until such time as it receives from MSI written notification and directions for delivery. Each such notice shall contain a sworn statement by MSI that the delivery is in accordance with the terms and conditions of the aforementioned Stock Purchase Agreement and each and every condition precedent to the delivery specified in said notification has been met or has been otherwise agreed to by the parties.

      Within ten days of receipt of any such notice, the Escrow Agent shall endorse the stock powers and deliver the certificates as directed in the notification.

      In the event that the Escrow Agent does not receive a notification from MSI as provided herein within two years of the date hereof, the Escrow Agent shall deliver all of the documents to MSI, unless at that time there is an order from a court of competent jurisdiction enjoining such delivery, or upon written instructions by all the parties.

      In discharging its duties hereunder, the Escrow Agent may rely upon and shall be protected in acting upon any written notice, certificate, waiver, consent or other instrument or document which it believes to be genuine; it shall not be required to verify any statement or information contained therein and all such statements and information shall, as to it, be conclusively presumed to be complete and accurate in all respects. The Escrow Agent shall not be liable for any error of judgment or for any act done or omitted in good faith, except that it shall be liable for its own willful misconduct. The Escrow Agent may consult with and obtain legal advice from legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be protected in acting in accordance with the opinion of such counsel. The Escrow Agent shall have the right to seek instructions from a court of competent jurisdiction if it deems such course to be appropriate. The Escrow Agent shall be entitled to reasonable compensation for its services hereunder and reimbursement for any out-of-pocket expenses incurred in connection with its duties hereunder, such compensation and reimbursement to be paid equally by MSP and MSI.

      3. Designation of Escrow Agent. The parties hereto agree that Mark Butterfield, Esq. shall serve as the Escrow Agent under this Agreement. In the event of his inability or unwillingness to serve, MSI shall select an attorney licensed to practice in the State of Vermont who does not at the time represent MSI, MSP, Edelman or Jon Goodrich to serve as his successor.

      4. Notices. Any notice, approval, consent or other communication under this Agreement shall be in writing and shall be considered given when (a) delivered personally, or (b) mailed by registered or certified mail, return receipt requested, or (c) transmitted by telecopy with a confirming copy sent by overnight mail or a courier service or registered or certified mail, return receipt requested, to the parties at the addresses indicated below or at such other address as a party may specify by notice to the others pursuant hereto. Notice given by a party's counsel shall be considered notice given by that party.

            If to MSI, to it at:

            Mace Security International Incorporated
            160 Benmont Avenue
            Bennington, VT 05201

            If to MSP, to it at:

            10255 East 25th Avenue, Unit 9
            Aurora, CO 80010

            If to Howard S. Edelman, to him at:

            10255 East 25th Avenue, Unit 9
            Aurora, CO 80010

            If to the Escrow Agent, to him at:

            P.O. Box 882
            Rutland, Vermont 05702

      5. Amendments. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto and without written notice to the Escrow Agent. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions, writings and agreements between them.

      6. Successors. All the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

      7. Captions. Captions and headings of this Agreement are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont, without giving effect to the conflicts or choice of law provisions of Vermont or any other jurisdiction.

      9. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if the invalid or unenforceable provisions were omitted.

      10. Scope. If this Agreement or any portion thereof shall be held by any court having jurisdiction thereof to be unenforceable because it is too broad in scope or for any other reason then this Agreement or the respective provision thereof shall be deemed limited in scope to the extent that such court deems necessary to make it enforceable.

      11. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Bennington, Vermont, or such other location as the parties may agree, in accordance with the commercial rules then obtaining of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall pay his or its own costs in connection with the arbitration. The expenses of the arbitration itself shall be borne equally by the parties.

      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of this date first written above.

                                       MACE SECURITY INTERNATIONAL, INC.



/s/ [ILLEGIBLE]                        /s/ Jon Goodrich
-------------------------------        -------------------------------------
Witness                                Jon Goodrich, President


                                       MSP, INC.


/s/ Norma Edelman                      /s/ Howard Edelman
-------------------------------        -------------------------------------
Witness                                Howard Edelman, President



/s/ Norma Edelman                      /s/ Howard Edelman
-------------------------------        -------------------------------------
Witness                                Howard S. Edelman, Individually

                                    EXHIBIT B

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT made this 1st day of July, 1997, by and between MACE SECURITY INTERNATIONAL, INC. (hereinafter "MSI") and HOWARD S. EDELMAN (hereinafter "the Employee").

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and of other good and valuable consideration, the receipt of which is hereby acknowledge, the parties agree as follows:

      1. Term and Job Description. MSI will employ the Employee for a one year period beginning on the date hereof to manage and develop for MSI a franchise program and perform such other tasks as MSI deems in the best interest of the company. The Employee shall also sell and market certain products of MSI and develop marketing and franchising segments that are compatible with MSI operations as determined by MSI. Any franchise program and all related materials, whether tangible or intellectual property, developed by the Employee during the term of the employment are solely for the benefit of MSI and shall be the sole exclusive property of MSI.

      2. Conditions The Employee agrees to adhere to the policies of MSI as established from time to time by the Board of Directors and to devote his time, attention, energy during normal business hours to the business of MSI. He shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantages, without prior written consent of MSI: provided, however, that this paragraph shall not be construed to prevent the Employee from personally and for his own account from trading in stocks, bonds, securities, real estate, commodities or other form of investment for his own account and for his own benefit.

      3. Compensation For all services rendered by the Employee under this Agreement, MSI shall pay and the Employee agrees to accept the following:

            (a) The Employee shall be paid at a rate as agreed upon by the parties, otherwise at the rate of $1,500 per week, payable in such installments as shall from time to time be agreeable to the parties: otherwise, in equal weekly installments. Such salary shall be subject to withholding and deductions for all applicable state and federal taxes.

            (b) The Employee shall be entitled to receive any benefits which may accrue or be paid to or with respect to the Employee under any employment benefit plan; any group medical, hospitalization or insurance plan or other plan for all employees of MSI; including, but not limited to, any employee retirement plan sponsored by MSI pursuant to Section 401 of the Internal Revenue Code of 1986, as currently enacted and as amended in the future; provided, however, that participation and the extent and manner of the Employee's participation in any and all such benefit plans shall be subject to the Board of Directors' sole discretion and the Employee's qualification therefor.

            (c) MSI shall pay all reasonable out-of-pocket expenses incurred by the Employee while on business for the corporation provided that same be approved in writing in advance by MSI.

            (d) MSI may, but need not, offer the Employee shares or options to purchase shares in MSI on such terms and conditions and at such times as MSI's Board of Directors shall in its sole discretion deem appropriate.

            (e) Simultaneously with the signing of this Agreement, or promptly thereafter, the parties shall execute an escrow agreement and there shall be delivered to the escrow agent options to purchase 20,000 shares of MSI common stock at an exercise price of $1.25 per share granted to Howard S. Edelman, to which Edelman shall have attached stock powers endorsed in blank for options. The options shall be exercisable within five (5) years of the end of the one (1) year period beginning July 1, 1997, provided MSP's "pre-tax net profit" (as defined in paragraph (a) of Section 3 of the Stock Purchase Agreement) for the one (1) year period is more than $25,000.

      If MSP's "pre-tax net profit" for the one (1) year period is $25,000 or less and MSI exercises the Put provided in Section 5 of the Stock Purchase Agreement, the options shall terminate and the escrow agent, in accordance with the escrow agreement, shall deliver the stock powers attached for MSI options to MSI.

      Furthermore, provided all the terms and conditions of this Employment Agreement and the Stock Purchase Agreement are met, MSI shall grant to Edelman an option to purchase such number of shares of its common stock as is calculated by dividing (a) the amount by which "pre-tax net profit" exceed $25,000 by (b) the Average Closing Price of MSI's common stock (the "Earned Option"). The exercise for each share covered by the Earned Option shall equal the Average Closing Price of MSI's common stock. The Average Closing Price of MSI's common stock shall equal the mean average closing price (as reported by NASDAQ Stock Market or any other market on which MSI's common stock is then traded) for the thirty (30) trading days immediately preceding the end of the one (1) year period. The foregoing Earned Option shall be rounded down to and exercisable for whole shares only. Said option shall be exercisable within five (5) years of the end of the one (1) year period beginning on the date hereof.

      All options shall be issued, transferred and assigned in accordance with all federal and state laws, regulations and restrictions


                                      2(a)

      4. Franchise If five franchises are established pursuant to such franchise program as the Employee shall develop and MSI shall implement, during the Employee's employment under this Employment Agreement, then within thirty (30) days of the establishment of the fifth such franchise, the terms and conditions of this Employment Agreement shall be revised and amended as the parties may agree. If within said thirty (30) day period the parties do not agree to amend or revise this Employment Agreement, the Employment Agreement will continue until its natural expiration, in force and effect as it existed on the day prior to the establishment of said fifth franchise.

      5. Termination

            (a) The employment may be terminated upon the mutual agreement of MSI and the Employee or by MSI if MSP does breach any of its warranties to MSI set forth in that agreement whereby MSI has acquired all of the issued and outstanding stock of MSP.

            (b) The employment shall automatically terminate without notice:

                  (i) Upon the death of the Employee;

                  (ii) The Employee fails or refuses to faithfully and diligently perform the duties of his employment and provisions of this Agreement for whatever reason;

                  (iii) Upon the commission of gross misconduct by the Employee.

      6. Notices Any notice or other communication to be given by any party hereunder shall be in writing and shall be deemed to have been given when sent by express, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  A. If to MSI, to it at:

                     160 Benmont Avenue
                     Bennington, VT 05201

                  B. If to the Employee, to him at:

                     Howard Edelman
                     10255 E. 25th Ave.
                     Unit 9
                     Aurora, Colorado 80010

      7. Miscellaneous

            (a) This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions, writings and agreements between them.

            (b) Failure of MSI to act upon any breach of any of the provisions of this Agreement shall not constitute a waiver of the rights of the corporation to act upon any other or future breach. Any and all rights and remedies created for the corporation shall be cumulative and the resort to one remedy shall not be taken to exclude the right to use any other.

            (c) This Agreement may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

            (d) This Agreement shall be governed and construed in accordance with the laws of the State of Vermont, without giving effect to the conflicts or choice of laws provisions of Vermont or any other jurisdiction.

            (e) All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the heirs, successors, assigns and legal representatives of the parties hereto.

            (f) The invalidity or unenforceability of any particular provisions of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

            (g) Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Bennington, Vermont, or such other location as the parties may agree, in accordance with the rules then obtaining of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall pay his or its own costs in connection with the arbitration. The expenses of the arbitration itself shall be borne equally by the parties.

                                       MACE SECURITY INTERNATIONAL, INC.



                                       By /s/ Jon Goodrich
                                          --------------------------------------
                                          Jon Goodrich
                                          President



                                          /s/ Howard Edelman
                                          --------------------------------------
                                          Howard Edelman

                                    EXHIBIT C

                    CONFIDENTIALITY AND NON-COMPETE AGREEMENT

      AGREEMENT made this 1st day July, 1997, between MACE SECURITY INTERNATIONAL, INC., a Delaware corporation with a principal place of business in Bennington, Vermont (hereinafter "MSI") and HOWARD S. EDELMAN (hereinafter "Edelman").

      WHEREAS, MSI is engaged in the business of manufacturing, developing, marketing and selling products in the personal security industry and police security industry; and

      WHEREAS, Edelman is the President and sole incorporator of MSP, Inc., a Colorado corporation ("MSP"); and

      WHEREAS, MSP, Inc has issued 26,000 shares of which represent all the issued shares of its authorized stock to MSI as set forth in a purchase agreement dated July 1, 1997; and

      WHEREAS, Edelman, in addition to his duties and obligations as president of MSP, is to be an employee of MSI; and

      WHEREAS, MSI's transaction of business involves the collection and usage of confidential data as hereinafter defined, the unauthorized disclosure of which may result in harm to MSI.

      NOW, THEREFORE, in consideration of Edelman's employment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Edelman and MSI hereby agree as follows:

      1. "Confidential Data" is any and all trade secrets and information (a) not generally known by persons who are not employed by MSI, or (b) which give MSI an advantage over competitors who do not know or use it, or (c) disclosed to Edelman in confidence by MSI, its agents or employees, or by MSI's customers or suppliers. Confidential Data shall mean all information relating to MSI's business that is provided either in writing or orally to Edelman, or otherwise communicated to or obtained by Edelman, including, without limitation, financial, marketing, technical information, all information pertaining to MSI's proprietary mailing lists, all information concerning services provided to customers, information concerning contracts with customers, vendors and suppliers, all information concerning the pricing and marketing strategies of MSI and any and all information of whatsoever nature and in whatsoever form which does or may give MSI an advantage over its competitors who do not then have such information. Excluded from the foregoing definition of Confidential Data is:

            (a) Information in the public domain at the time of disclosure as evidenced by printed publication, or which becomes part of the public domain by a publication or otherwise through no fault of the recipient;

            (b) Information which the recipient can demonstrate was in his possession at the time of disclosure; and

            (c) Information properly disclosed on a non-confidential basis by a third party after the disclosure covered hereby.

      2. During the term of Edelman's employment with MSI, Edelman shall not directly or indirectly disclose to any person, firm, corporation or any other entity without written authorization from the Board of Directors of MSI any confidential data unless such disclosure is in furtherance of MSI's business or is required by law.

      3. Upon termination of Edelman's employment with MSI for any reason, Edelman will immediately surrender to MSI all books, records, documents and other writings and all computer disks and other recordings which may contain confidential data.

      4. During the term of Edelman's employment with MSI and after termination of employment for any reason, Edelman shall not directly or indirectly use without written authorization from the Board of Directors of MSI any confidential data unless such use is in furtherance of MSI's business or is required by law.

      5. (a) For a period of five years from the date of the purchase agreement referenced above, or for a period of three years from the date of Edelman's termination of employment at MSI for any reason, whichever is later in time, Edelman shall not directly or indirectly, individually or in combination with others as employee, partner, agent, corporate officer, corporate shareholder or otherwise in any manner be engaged or personally interested in developing or carrying out a business substantially similar to, or which competes with the business activities conducted by MSI, any of its subsidiaries, or franchisees, particularly such business activities which involve:

                  (i) MSP, Inc., and past customers and suppliers of MSP, Inc., or its subsidiaries, which are engaged in activities identical, similar to or which compete with the business activities conducted by MSI.

                  (ii) Past and present customers and suppliers of MSI, its franchisees or its subsidiaries.

                  (iii) Prospective customers to whom MSI, or its subsidiaries, has directly marketed or is presently marketing its services or products.

            (b) If all of the MSP, Inc. stock is transferred, issued or assigned to Edelman in accordance with the aforementioned purchase agreement, Edelman may directly or indirectly, individually or in combination with others as employee, partner, agent, corporate officer, corporate shareholder or otherwise in any manner be engaged or personally interested in those operations of MSP, Inc. conducted on the day prior to the end of the one year period set forth in said purchase agreement, without regard to the provisions of

Paragraph 5(a)(i). Each and every provision of Paragraph 5(a) shall otherwise continue to apply Edelman.

      6. In the event of any breach of this Agreement by Edelman, MSI shall be entitled to injunctive relief in addition to all other legal remedies to enforce the provisions hereof.

      7. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions, writings and agreements between them.

      8. Failure of MSI to act upon any breach of any of the provisions of this Agreement shall not constitute a waiver of the rights of the corporation to act upon any other or future breach. Any and all rights and remedies created for the corporation shall be cumulative and the resort to one remedy shall not be taken to exclude the right to use any other.

      9. This Agreement may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

      10. This Agreement shall be governed and construed in accordance with the laws of the State of Vermont, without giving effect to the conflicts or choice of laws provisions of Vermont or any other jurisdiction.

      11. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the heirs, successors, assigns and legal representatives of the parties hereto.

      12. The invalidity or unenforceability of any particular provisions of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

      13. If this Agreement or any portion thereof shall be held by any court having jurisdiction thereof to be unenforceable because it is too broad in scope or for any other reason, then this Agreement or the respective provision thereof shall be deemed to be limited in scope to the extent that such court deem necessary to make it enforceable.

      14. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Bennington, Vermont, or such other location as the parties may agree, in accordance with the rules then obtaining of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall pay his or its own costs in connection with the arbitration. The expenses of the arbitration itself shall be borne equally by the parties.

      15. The Employee acknowledges receipt of a copy of this Agreement and agrees to deliver a copy to each employer for whom the Employee may work at any time within three years after the termination of his employment with MSI or within five years of the aforementioned agreement dated July 1, 1997, whichever is later in time and hereby consents to MSI corresponding with such employer concerning the existence and terms of this Agreement.

      IN WITNESS WHEREOF, the parties have set their hands and seals as of the date first written above.

                                       MACE SECURITY INTERNATIONAL, INC.



                                       By /s/ Jon Goodrich
                                          --------------------------------------
                                          Jon Goodrich
                                          President



                                          /s/ Howard Edelman
                                          --------------------------------------
                                          Howard Edelman

                                   SCHEDULE D

Note: the following is an outline of the total assets to be conveyed and transferred by the said four Colorado corporations to MSP pursuant to this Agreement. The assets listed below may be added to or reduced as circumstances and facts warrant. No more than 14 days prior to said conveyance and transfer, a complete and detailed written list of the assets shall be delivered to MSI and MSP, in forms acceptable to MSI.

Assets

Safteynet International, Ltd. Inventory

Global International Security, Ltd. Inventory

Property and Equipment of each of the four Colorado corporations

Television Infomercial of DTV Marketing, Inc.

Seminar Rights of Help Fight Crime, Ltd.

Goodwill of each of the four Colorado corporations

                                   SCHEDULE E

Leon Cwengel                    Denver, Colorado

Elaine Forberg                  Colorado Springs, Colorado